United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported):
June 26, 2018 (June 25, 2018)
CANNAE HOLDINGS, INC.
(Exact name of Registrant as Specified in its Charter)
1-38300
(Commission File Number)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	82-1273460 (IRS Employer Identification Number)
1701 Village Center Circle
Las Vegas, Nevada 89134
(Addresses of Principal Executive Offices)
(702) 323-7330
(Registrant's Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders
The Cannae Holdings, Inc. (the "Company") Annual Meeting of Shareholders was held June 25, 2018. As of May 8, 2018, the record date for the Annual Meeting, 70,858,143 shares of common stock of the Company were outstanding and entitled to vote. A quorum of shares of common stock were present or represented at the Annual Meeting. The number of votes cast for, against or withheld, as well as abstentions, if applicable, with respect to each proposal is set out below:
1. To elect three Class I directors to serve until the 2021 Annual Meeting of Shareholders or until their successors are duly elected and qualified or their earlier death, resignation or removal.

	FOR	WITHHELD	BROKER NON-VOTES
William P. Foley, II	56,896,956	3,997,008	8,524,596
Frank R. Martire	59,612,615	1,281,349	8,524,596
Richard N. Massey	60,392,261	501,703	8,524,596
Directors whose term of office as a director continued after the meeting are as follows:
Class II (term expires at the 2019 Annual Shareholders Meeting): James B. Stallings, Jr. and Frank P. Willey
Class III (term expires at the 2020 Annual Shareholders Meeting): Hugh R. Harris and C. Malcolm Holland

2. To approve a non-binding advisory resolution on the compensation paid to our named executive officers.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
60,313,498	540,825	39,641	8,524,596
3. To approve the frequency (every 1 year, 2 years or 3 years) with which we will hold future non-binding advisory votes on the compensation paid to our named executive officers.

1 YEAR	2 YEARS	3 YEARS	ABSTAIN
58,439,094	155,573	2,262,499	36,798
4. To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the 2018 fiscal year.

FOR	AGAINST	ABSTAIN
69,239,525	133,628	45,407

SIGNATURE
 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Cannae Holdings, Inc.
Date:	June 26, 2018	By:	/s/ Michael L. Gravelle
			Name:	Michael L. Gravelle
			Title:	Executive Vice President, General Counsel, and Corporate Secretary